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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated May 18, 1998 included in IXC Communications, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in the Registration Statement.

/s/ Arthur Andersen LLP

Jackson, Mississippi
September 8, 1999.
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                                                                    EXHIBIT 23.4

                        [LETTERHEAD OF ARTHUR ANDERSEN]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The consolidated financial statements of Grupo Marcatel, S.A. de C.V. and subsidiaries as of December 31, 1998 and for the year then ended, have been audited by Arthur Andersen, independent public accountants. Their reports have been incorporated by reference in this registration statement in reliance upon the authority of such firm as experts in accounting and auditing. Reference is made to their report, which includes an explanatory paragraph with respect to the uncertainty to continue as a going concern.

                                          /s/ Arthur Andersen

Monterrey, Nuevo Leon
September 8, 1999